MANAGEMENT AGREEMENT


THIS AGREEMENT effective as of the 21st day of June, 1999.

BETWEEN:

            EVIDEO U.S.A. INC.

            (hereinafter referred to as the "Company")

                                                            OF THE FIRST PART

AND:

            ROY B. BENNETT & ASSOCIATES LTD.

              (hereinafter referred to as the "Manager")

                                                            OF THE SECOND PART

RECITALS

WHEREAS the Company has requested the assistance of the Manager in providing certain management services, as hereinafter described;

WHEREAS the Manager has agreed to provide such assistance and services to the Company in accordance with the terms and conditions herein set forth;

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1.    DUTIES AND PERSONNEL

1.1 Duties. During the terms of this Agreement the Manager shall be responsible for the duties contained in Schedule "A" attached hereto and incorporated herein by this reference (the "Duties").

1.2 Personnel. During the currency of this Agreement, the Manager shall provide the services of a President in the person of Roy B. Bennett, and a Project Manager to be employed by the Manager.

1.3 Location of Company Headquarters. The parties hereto acknowledge that the effective strategic direction of the Company and its subsidiaries requires that the headquarters of the Company be in the City of Phoenix/Scottsdale, Arizona, U.S.A.

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1.4 Implementing the Business Plan of the Company. The mandate of the Manager is to build out the Business Plan of the Company, as described in a certain document entitled "eVideo Business Plan - May 1999 - Confidential" (hereinafter called the "Business Plan"), a copy of which has been delivered to each of the parties hereto.

1.5 U.S.A. Residency. It is a fundamental condition of this Agreement, that the key personnel of the Manager obtain USA residency, and the Manager undertakes to obtain any necessary working visas as may be reasonably required in the circumstances.

2.    MANAGEMENT FEES, AND OTHER MATTERS

2.1 Management Fees. In consideration of the Manager providing the services referred to herein, the Company agrees to pay the Manager an annual base management fee of $144,000.00 U.S. dollars per annum for the services provided by Roy B. Bennett and $36,000.00 U.S. dollars per annum for the services provided by the Project Manager, payable in 12 equal monthly instalments on the last day of each month, plus the incentive fees as set out below, subject to increase from time to time as approved by the Board of Directors of the Company, having regard to the market rates of management fee remuneration paid in the U.S.A. for similar duties and responsibilities in the same and allied business sectors.

2.2 Benefits. The Company shall provide, maintain and pay for:

      (a) medical insurance for the key personnel of the Manager and their immediate families in the form of a Company Medical Services Plan;

      (b) such extended health and other benefits for the key personnel of the Manager and their immediate families as are provided to senior management employees of the Company, subject to the eligibility of the such key personnel;

      (c) a leased van, immediately, for the President's use, and 1 leased compact car (both with purchase rights) for the Project Manager's use when the parent corporation of the Company has secured additional financing in the amount of $3,900,000 U.S. dollars;

      (d)   a health club membership; and

      (e) reasonable moving and relocation expenses for the key personnel of the Manager from Vancouver, B.C., to Scottsdale, Arizona.


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2.3 Incentive Fees. The Company may pay incentive fees (the "Incentive  Fees" to the Manager at any time, and from time to time, and for the realisation of any of the Performance Objectives, as initially defined in Schedule "B" attached hereto and incorporated hereinafter by this reference, and as amended from time to time in writing by both parties. The amount of the Incentive Fees shall be determined by the Board of Directors of the Company and shall be based on the nature of the Performance Objectives and other significant corporate objectives attained by the Manager.

2.4 Payment in Cash. All payments payable by the Company to the Manager, including the salary, Incentive Fees, and reimbursement of expenses under
Section 4, hereof, shall be payable in cash.

3.    VACATION

3.1 Entitlement to Vacation. The Company acknowledges that the Manager's key personnel shall be entitled to annual vacation of three (3) weeks. The Manager shall use its best efforts to ensure that such vacation is arranged with the Company in advance such that it does not unduly affect the operations of the Company.

3.2 Increase in Vacation. The period set out in Section 3.1 above may be increased from time to time as mutually agreed to by the Manager and the Board of Directors of the Company.

4.    REIMBURSEMENT OF EXPENSES

4.1 Reimbursement of Expenses. The Manager shall be reimbursed for all reasonable expenses incurred by the Manager in or about the execution of the Duties contained herein, including, without limitation to the generality of the foregoing, all reasonable travel and promotional expenses payable or incurred by the Manager in connection with the Duties under this Agreement. All payments and reimbursements shall be made within five (5) days of submission by the Manager of vouchers, bills or receipts for such expenses.

5.    CONFIDENTIAL INFORMATION

5.1 Confidential Information. The Manager shall not, either during the term of this Agreement or at any time thereafter, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will it use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which it may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Manager is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

5.2 Provisions Survive Termination. The provisions of this section shall survive the termination of this Agreement.

6.    TERM

6.1 Term. Subject to the termination provisions contained hereunder, this Agreement shall remain in effect for a period of two (2) years from June 21, 1999.

7.    TERMINATION

7.1 Termination by Company. The Company may terminate this agreement at any time for just cause.

7.2 Death. In the event of the death of the key employee of the Manager, Roy B. Bennett, during the term of this Agreement, this Agreement shall be terminated as of the date of such death.

7.3 Disability. In the event that the key employee of the Manager, Roy B. Bennett, will during the term of this Agreement by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Duties hereunder, then the Manager shall be entitled to receive the remuneration provided for herein at the rate specified hereinbefore for the period during which such illness, disability or incapacity will continue, but not exceeding three (3) successive months. If such illness, disability or incapacity continues or will continue for a period longer than three (3) but less than six (6) successive months, the Manager will not be entitled to receive the remuneration provided for herein during such period. If such illness, disability or incapacity continues or will continue for a period longer than six
(6) successive months, then this Agreement may, at the option of the Company, forthwith be terminated.

8.    RIGHTS AND OBLIGATIONS UPON TERMINATION

8.1 Rights and Obligations. Upon termination of this Agreement, the Manager shall deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company.

9.    NOTICES AND REQUESTS

9.1 Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

      (a)   if to the Company:
                  502 East John Street,
                  Carson City, Nevada, 89706
                  U.S.A.                        Attention Adrian Rollke

      (b)   If to the Manager:
                  2757 Chelsea Court,
                  West Vancouver, British Columbia,
                  Canada, V7S 3E9         Attention Roy B. Bennett

or to such other address as the party to receive notice or request so designates by written notice to the other.

10.   INDEPENDENT PARTIES

10.1 Independent Parties. This Agreement is intended solely as a management services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

11.   AGREEMENT VOLUNTARY AND EQUITABLE

11.1 Agreement Voluntary. The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgement and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental thereto.

11.2 Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Manager's rights upon termination and the restrictions on the Manager after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

12.   CONTRACT NON-ASSIGNABLE; INUREMENT

12.1 Contract Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Manager other than to a wholly-owned subsidiary of the Manager.

12.2 Inurement. The rights, benefits and privileges contained herein shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

13. ARBITRATION: In the event of any dispute between the parties in respect of the interpretation of this Agreement, or any matter to be agreed on, such dispute shall be determined by a single arbitrator appointed and acting pursuant to the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator shall be final and binding on the parties.

14.   ENTIRE AGREEMENT

14.1 Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties. The Manager acknowledges that it was not induced to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

14.2 Previous Agreements Cancelled. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Manager for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such Agreement.

15.   WAIVER

15.1 Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act, or to declare either party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights herein or of the right to then or subsequently declare a default.

16.   SEVERABILITY

16.1 Severability. If any provision contained herein is determined to be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

17.   AMENDMENT

17.1 Amendment. This Agreement shall not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

18.   HEADINGS

18.1 Headings. The headings of the sections and subsections herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

19.   GOVERNING LAW

19.1 Governing Law. This Agreement shall be construed under and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

20.   EXECUTION

21.1 Execution in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 21st day of June, 1999.

EVIDEO U.S.A. INC.                          ROY  B.  BENNETT  &  ASSOCIATES LTD.

Per:  /s/ R. Bennett                             Per:  /s/ R. Bennett
      Authorized Signatory                             Authorized  Signatory

                                 SCHEDULE "A"

                               MANAGER'S DUTIES

1. To create value for the Company's shareholders by establishing the business for the Company pursuant to the Business Plan.

2. Roy B. Bennett, a key employee of the Manager shall be appointed by the Company as the full time president, a director on the Board of Directors of the Company and each of the Company's subsidiaries, and the Manager shall faithfully, honestly and diligently serve the Company and each of the Company's subsidiaries in these capacities.

3. Reporting by the Manager: The Manager will provide to the Directors of the Company such information concerning the Company's business and activities as the Directors may reasonably require.

4. Subject to direction by the Board of Directors of the Company the Manager shall be responsible for leading in the strategic management and direction of the Company and each of the Company's subsidiaries and for the supervision and delegation of such duties and responsibilities as the Company deems appropriate to other officers and the employees of the Company and its subsidiaries, and for the implementation of the Business Plan; including

(a) establish,  set-up, manage and operate the Company's offices in Arizona;
(b) build out the Company's business as described in the Business Plan;
(c) maintain key communications with Asia Pacific Enterprises Inc. to manage the public markets and the marketing of the WEB site;
(d) hire and manage the personnel of the Company;
(e) design, negotiate,  purchase and set up and operate  the File  Server;
(f) establish  a MPEGII  mastering  facility as required;
(g) organize all the communications systems including inter-office, T1-T3 lines to distributors, Web server, on-line communications;
(h) establish and manage programming  systems to support the EVIDEO data base;
(I) develop and manage the Web based ordering system and internet service provider;
(j)   develop and manage video movie and game sources for distribution;
(k)   establish and maintain accounting and control systems;
(l)   establish, complete and maintain all licensing requirements;
(m)   develop and manage joint ventures and strategic alliances;
(n)   provide timely news release information for marketing;
(o)   engage and manage public relations consultants;
(p)   establish a legal department and Washington liaison;
(q)   maintain a marketing presence using media and trade shows;
(r)   provide   other   management   services   as  required  to  make  EVIDEO
      commercially successful;
(s)   assist in the search for a new Chief Executive Officer.

                                 SCHEDULE "B"

                            PERFORMANCE OBJECTIVES


(1) The Manager shall be entitled to receive an Incentive Fee of US$25,000.00 on the successful demonstration of a working set top box by August 21, 1999;

(2) The Manager shall be entitled to receive a further Incentive Fee of an additional US$50,000.00 on the Company achieving gross revenues of at least US$1,000,000.00.